                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


Whitcomb Investments, Inc., a Massachusetts corporation.
Forrester Research, B.V., a Dutch corporation.
Forrester Research FSC, Inc., a Barbados corporation.